UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 15, 2010 (March 12, 2010)
STERLING CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-50132 (Commission File No.)	76-0502785 (IRS Employer Identification No.)

333 Clay Street, Suite 3600 Houston, Texas (Address of principal execute offices)	77002-4109 (Zip Code)
(713) 650-3700
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Effective as of March 12, 2010, John L. Teeger, was appointed as a non-employee director to the board of Sterling Chemicals, Inc. (“Sterling”). Sterling’s board acted by resolution to increase the board size by one to effect Mr. Teeger’s appointment.
     Mr. Teeger is the President and Chief Operating Officer of Founders Equity Inc. (“Founders”), a position he has held since 1981. Founders manages private equity funds through its affiliates Founders Equity SBIC I LP and Founders Equity NY LP, which invest in small to mid-cap enterprises operating in the U.S. Prior to joining Founders, Mr. Teeger was a Vice President of Bear Stearns & Co. from 1976 to 1981. Mr. Teeger has been a director and an officer of numerous entities formed by Founders and its affiliates and is currently a director of Stone Source Inc., Richardson Foods Inc., Glass America Inc. and Ensure Technologies Inc. Mr. Teeger is also a member and former Chapter Chairman of the World Presidents Organization and the Young Presidents Organization.
     Mr. Teeger will serve as a member of our Environmental, Health & Safety Committee, and replaces John W. Gildea as a member and Chairman of our Compensation Committee.
     Mr. Teeger is considered independent under the listing standards of the New York Stock Exchange.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2010	STERLING CHEMICALS, INC.
	By:	/s/ John V. Genova
John V. Genova
President and Chief Executive Officer